Exhibit 1.1

2,248,624 SHARES

UNIONBANCAL CORPORATION

COMMON STOCK

UNDERWRITING AGREEMENT

October 28, 2004

LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

Jackson National Life Insurance Company, a Michigan insurance corporation (the “Selling Stockholder”), proposes to sell 2,248,624 shares (the “Stock”) of Common Stock, par value $1.00 per share (the “Common Stock”), of UnionBanCal Corporation, a Delaware corporation (the “Company”).  This underwriting agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholder by you (the “Underwriter”).

1.             Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees with the Underwriter and the Selling Stockholder that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-117600), including a prospectus, relating to the Stock and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  Such registration statement has been declared effective by the Commission.  As provided in Section 6(a), a prospectus supplement reflecting the terms of the offering of the Stock and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Securities Act. Such prospectus supplement, in the form first filed after the Effective Time (as defined below) pursuant to Rule 424, is herein referred to as the “Prospectus Supplement”. Such registration statement, as amended as of the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the “Registration Statement”, and the basic prospectus included therein, as such prospectus shall have been amended or supplemented as of the date hereof, is herein called the “Basic Prospectus.”  The term “Prospectus” shall refer to the Basic Prospectus as supplemented by the

Prospectus Supplement.  As used herein, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each preliminary prospectus supplement relating to the offering of the Stock, together with the Basic Prospectus, included in the Registration Statement and containing a “Subject to Completion” legend comparable to that contained in paragraph 10 of Item 501 under Regulation S-K of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”).  Reference made herein to any Preliminary Prospectus, Basic Prospectus and Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of any such Preliminary Prospectus, Basic Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus, Basic Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus, Basic Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)           The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(c)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus conform or will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date and the Delivery Date (defined below) (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein.

(d)           The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Rules”), and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the Exchange Act and the Exchange Act Rules.

(e)           The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectus; and, except as provided on Schedule 1 hereto, none of the subsidiaries (as defined in Section 16) of the Company is a “significant subsidiary”, as such term is defined in Rule 405 of the Rules and Regulations.

(f)            Union Bank of California, N.A. (“UBOC”) has been duly formed, is validly existing as a national banking association in good standing under the laws of the United States, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectus.

(g)           The Company and each of its subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation which the failure to comply with would have a Material Adverse Effect.

(h)           The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company (including the Stock) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(i)            This Agreement has been duly authorized, executed and delivered by the Company.

(j)            The Company has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, in each case, that is material to the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or UBOC nor will such actions result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except (i) for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriter and (ii) to the extent that the failure to so obtain would not individually or in the aggregate have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby.

(k)           There are no contracts, agreements or understandings between the Company and any person (other than the Agreement and Plan of Merger, dated as of July 1, 2004, by and among the Company, UBOC, the Selling Stockholder and Jackson Federal Bank (the “Merger Agreement”)) granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (other than rights which have been waived or satisfied).

(l)            Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

(m)          The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The other financial and statistical information and data included or incorporated by reference in the Prospectus have been derived from the financial records of the Company and, in all material respects, have been prepared on a basis consistent with such books and records of the Company.

(n)           Deloitte & Touche LLP, who have certified certain financial statements of the Company, and whose report is incorporated by reference in the Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are independent public accountants as required by the Securities Act and Regulation S-X of the Rules and Regulations.

(o)           Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p)           The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes that are required to be paid, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(q)           Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(r)            Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(s)           The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(t)            The Company is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) were evaluated for effectiveness as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(v)           Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(w)          The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in a violation of Regulation M under the Exchange Act.

2.             Representations, Warranties and Agreements of the Selling Stockholder.  The Selling Stockholder represents, warrants and agrees with the Underwriter and the Company that:

(a)           The Selling Stockholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (the “UCC”)) to the Stock maintained in a securities account on the books of The Depository Trust Company (“DTC”) free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that the Underwriter acquires its interest in the Stock without notice of any adverse claim (within the meaning of 8-105 of the UCC), upon the crediting of the Stock to the securities account of the Underwriter maintained with DTC and payment therefore by the Underwriter, as provided herein, the Underwriter will have acquired a security entitlement to the Stock, and no action based on any adverse claim may be asserted against the Underwriter with respect to such security entitlement.

(b)           The Selling Stockholder has corporate power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, in each case, that is material to the Selling Stockholder and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except (i) for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriter and (ii) to the extent that the failure to so obtain would not individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Selling Stockholder and its subsidiaries, taken as a whole, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

(c)           All written information furnished by or on behalf of the Selling Stockholder specifically for inclusion in the Registration Statement or the Prospectus is, and on the Delivery Date will be, true, correct, and complete in all material respects, and does not, and on the Delivery Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading.  The Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite the Selling Stockholder’s name in the Prospectus under the caption “Selling Stockholder” (both prior to and after giving effect to the sale of the Stock) and that it has had no position, office, or other material relationship within the past three years with the Company or any of the Company’s predecessors or affiliates.

(d)           The Selling Stockholder has reviewed the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the Effective Date, or the Prospectus, as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company, it being understood that the Selling Stockholder shall not be obligated to undertake any inquiry as to whether any such material fact, condition or information exists.  The Selling Stockholder is not prompted to sell the Stock by any material, non-public information concerning the Company.

(e)           The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in a violation of Regulation M under the Exchange Act.

(f)            This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

3.             Purchase of the Stock by the Underwriter.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder hereby agrees to sell 2,248,624 shares of the Stock to the Underwriter and the Underwriter agrees to purchase such Stock.  The Selling Stockholder shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date, except upon payment for all the Stock to be purchased as provided herein.  The price of the Stock shall be $59.63 per share.

4.             Offering of Stock by the Underwriter.  The Underwriter proposes to offer the Stock for sale upon the terms and conditions set forth in the Prospectus and shall not offer for sale or sell any Stock to the Company or any affiliate of the Company.

5.             Delivery of and Payment for the Stock.  Delivery of and payment for the Stock shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue Suite 3400, Los Angeles, California 90071 at 10:00 A.M., New York City time, on the third full business day (unless postponed in accordance with the provisions of this Agreement) following the date of this Agreement or at such other date or place as shall be determined by agreement among the Underwriter, the Company and the Selling Stockholder.  This date and time are referred to as the “Delivery Date.”  On the Delivery Date, the Selling Stockholder shall cause DTC to transfer the Stock to the Underwriter against payment by the Underwriter of the purchase price by wire transfer in immediately available funds.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition of the obligation of the Underwriter.  Upon delivery, the Stock shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the Delivery Date.

6.             Further Agreements of the Company.  The Company agrees with the Underwriter and the Selling Stockholder:

(a)           To prepare, and provide the Underwriter and the Selling Stockholder with a reasonable opportunity to review, the Prospectus and, if the Underwriter or the Selling Stockholder does not reasonably object promptly after such review, to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus except as permitted herein; to advise the Underwriter and the Selling Stockholder, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus has been filed and to furnish the Underwriter and the Selling Stockholder with copies thereof; during the period in which the Company is obligated to use its best efforts to keep a registration statement continuously effective for an underwritten offering as set forth in §5.17(h) of the Merger Agreement, as such provision existed on July 1, 2004 (the “§5.17(h) Period”), to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; provided, that the Company’s obligation under this provision shall continue beyond the §5.17(h) Period, upon the request of the Underwriter, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock if the Underwriter agrees to pay all expenses incurred by the Company after the §5.17(h) Period as a direct result of the Company’s compliance with this provision, except for such expenses that would have been incurred by the Company irrespective of this provision; to advise the Underwriter and the Selling Stockholder, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)           To furnish promptly to the Underwriter and the Selling Stockholder and to counsel for the Underwriter and the Selling Stockholder a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)           To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if during the §5.17(h) Period the delivery of the Prospectus is required in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and the Selling Stockholder and, upon the Underwriter’s request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance; provided, that the Company’s obligations under this provision shall continue beyond the §5.17(h) Period, upon the request of the Underwriter, for so long as delivery of the Prospectus is required if the Underwriter agrees to pay all expenses incurred by the Company after the §5.17(h) Period as a direct result of the Company’s compliance with this provision, except for such expenses that would have been incurred by the Company irrespective of this provision.

(d)           To file promptly with the Commission any amendment to the Registration Statement or any supplement to the Prospectus that may, in the judgment of the Company, the Underwriter or the Selling Stockholder, be required by the Securities Act or requested by the Commission.

(e)           Prior to filing with the Commission any amendment to the Registration Statement or any supplement to the Prospectus or any Prospectus Supplement pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and the Selling Stockholder and counsel for the Underwriter and the Selling Stockholder and to not file any such amendment or supplement to which the Underwriter or the Selling Stockholder reasonably objects promptly after reasonable notice thereof.

(f)            As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(g)           During the §5.17(h) Period, promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and provided further, that the Company’s obligations under this provision shall continue beyond the §5.17(h) Period, upon the request of the Underwriter, for so long as may be necessary to complete the distribution of the stock if the Underwriter agrees to pay all expenses incurred by the Company after the §5.17(h) Period as a direct result of the Company’s compliance with this provision, except for such expenses that would have been incurred by the Company irrespective of this provision.

(h)           For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee or director compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, and dividend reinvestment plans and stock purchase plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Underwriter, it being understood that a sale of Common Stock by The Bank of Tokyo-Mitsubishi, Ltd. shall not be deemed a breach of this Section 6(h).  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the Underwriter publishes or distributes any research regarding the earnings results, material news or material event, and such research is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M under the Exchange Act.

(i)            Prior to the Effective Date, to apply for the listing of the Stock on the New York Stock Exchange, Inc. and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the Delivery Date.

7.             Further Agreements of the Selling Stockholder.  The Selling Stockholder agrees with the Company and the Underwriter:

(a)           To deliver to the Underwriter prior to the Delivery Date a properly completed and executed applicable United States Treasury Department Form W-9.

(b)           To cooperate with the Company and the Underwriter and to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all such other instruments, and take all such other actions as the Selling Stockholder may reasonably be requested to take by the Company or the Underwriter from time to time, in order to effectuate the sale of the Stock by the Selling Stockholder in the offering contemplated hereby.

8.             Expenses.  Except as specifically provided in Section 6 with respect to certain expenses incurred by the Company after the §5.17(h) Period, the Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus and any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter); and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 12, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Stock which it may sell and the expenses of advertising any offering of the Stock made by the Underwriter, and the Selling Stockholder shall pay the costs and expenses incurred by it related to its performance hereunder, except for fees and expenses of its counsel, which shall be paid by the Company to the extent provided in Section 5.17(i) of the Merger Agreement, and all underwriting discounts, selling commissions and transfer taxes payable in connection with its sale of Stock to the Underwriter.

9.             Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)           The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances in which they are made) not misleading.

(c)           All corporate proceedings by the Company and the Selling Stockholder and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Bingham McCutchen LLP shall have furnished to the Underwriter and the Selling Stockholder its written opinion, as counsel to the Company, addressed to the Underwriter and the Selling Stockholder and dated as of the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit A.

(e)           John H. McGuckin, Jr., General Counsel of the Company, shall have furnished to the Underwriter and the Selling Stockholder his written opinion, addressed to the Underwriter and the Selling Stockholder and dated as of the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit B.

(f)            Cleary, Gottlieb, Steen & Hamilton shall have furnished to the Underwriter its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriter and dated as of the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit C.

(g)           Thomas J. Meyer, General Counsel of the Selling Stockholder, shall have furnished to the Underwriter his written opinion, addressed to the Underwriter and dated as of the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit D.

(h)           The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, such opinion or opinions, dated as of the Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)            At the time of execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j)            With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(k)           The Company shall have furnished to the Underwriter a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

(i)            The representations, warranties and agreements of the Company in Section 1 are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(m) have been fulfilled; and

(ii)           They have carefully examined the Registration Statement and the Prospectus and, in their opinion, since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth.

(l)            The Selling Stockholder shall have furnished to the Underwriter a certificate, dated the Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the Delivery Date and that the Selling

Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the Delivery Date.

(m)          (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o)           The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance  reasonably satisfactory to counsel for the Underwriter.

10.           Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained  in any  Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in  any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated  therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); and provided further that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter if the person asserting any such losses, claims, damages, liabilities or actions purchased the Stock and if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or action, unless such failure is the result of non-compliance by the Company with Section 6(c) hereof.

(b)           The Selling Stockholder shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases or sales of Stock), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the

Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion therein, and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)           The Underwriter shall indemnify and hold harmless the Company, the Selling Stockholder, each of their respective directors and employees, each of the officers of the Selling Stockholder, each of the officers of the Company that signed the registration statement, and each person, if any, who controls the Company or the Selling Stockholder, as applicable, within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Company, the Selling Stockholder and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Selling Stockholder or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(d)           Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent it and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against an indemnifying party under this Section 10 if it is mutually agreed between the indemnifying party and the Underwriter that it is advisable for the Underwriter and its officers, employees and controlling persons to be jointly represented by separate counsel, or the named parties to any such proceeding (including any impleaded parties) include both an indemnifying party and the Underwriter and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the indemnifying party and shall be reasonably acceptable to the indemnified party.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the fourth sentence of this Section 10(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 20 days prior to such settlement being entered into (provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may otherwise  have under this Section 10) and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (A) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (B) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)           If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering price of the Stock by the Underwriter set forth on the cover page of, and the third, fourth, eighth, eleventh, fifteenth and sixteenth paragraphs appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

(g)           The liability of the Selling Stockholder under the indemnity and contribution agreements contained in this Section 10 shall be limited to an amount equal to the total proceeds received by the Selling Stockholder from the offering of the Stock by the Selling Stockholder (after deducting commissions, but before taxes and any other expenses payable by the Selling Stockholder).

11.           Termination.  The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 9(l) or 9(m), shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

12.           Reimbursement of Underwriter’s Expenses.  If (a) the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed, other than by reason of a default by the Underwriter, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter.  If the Company is required to make any payments to the Underwriter under this Section 12 because of the Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriter set forth in Section 9 required to be fulfilled by the Selling Stockholder or a breach by the Selling Stockholder of any of its obligations hereunder, the Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

13.           Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, Attention:  Syndicate Registration Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022;

(b)           if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:  Morris W. Hirsch, Esq. (Fax: 415-765-3391);

(c)           if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to Jackson National Life Insurance Company, 1 Corporate Way, Lansing, Michigan 48951, Attention: James R. Sopha (Fax: 517-702-2445);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholder and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Selling Stockholder, officers of the Company who have signed the Registration Statement and officers of the Selling Stockholder and any person controlling the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.           Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16.           Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) ”subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

17.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

18.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

The Company:

UNIONBANCAL CORPORATION

		By:		/s/D. Jeffrey Morrow
			Name:	D. Jeffrey Morrow
			Title:	Senior Vice President

The Selling Stockholder:

JACKSON NATIONAL LIFE INSURANCE COMPANY

		By:		/s/ James Sopha
			Name:	James Sopha
			Title:	Executive Vice President Corporate Development

Accepted:

LEHMAN BROTHERS INC.

By:	/s/ Joseph P. Coleman
Authorized Representative
Managing Director

SCHEDULE 1

Significant Subsidiaries

Each of the following subsidiaries is a “significant subsidiary”, as such term is defined in Rule 405 of the Rules and Regulations:

Union Bank of California, N.A.

EXHIBIT A

Opinion of Counsel to the Company

Subject to customary assumptions, exceptions and qualifications, the opinions of Bingham McCutchen LLP, outside counsel to the Company, to be delivered pursuant to Section 9(d) of the Underwriting Agreement, shall be to the following effect (capitalized terms used herein and not defined herein shall have the meanings set forth in the Underwriting Agreement):

1.             The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in the State of California, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

2.             UBOC is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers.

3.             This Agreement has been duly authorized, executed and delivered by the Company.

4.             The Company has authorized capitalization as set forth in the Prospectus under “Description of Capital Stock.”  The Stock is duly authorized, validly issued, fully paid and nonassessable and conforms to the description thereof contained in the Prospectus.

5.             The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not result in any violation of the provisions of the charter and bylaws of the Company or UBOC.  Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended, and applicable state securities and foreign laws in connection with the purchase and distribution of the Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any governmental agency or body or any court is required for the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

6.             The Company is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

7.             The statements (a) in the Prospectus under the caption “Description of Capital Stock” and (b) in Item 15 of the Registration Statement, insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

A–1

8.             To such counsel’s knowledge, there are no contracts or agreements between the Company and any person (other than this Agreement and the Merger Agreement) granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

9.             The Registration Statement was declared effective by the Commission under the Securities Act as of 12:00 noon, Eastern Time, on August 4, 2004, the Prospectus was filed with the Commission pursuant to subparagraph (3) of Rule 424(b) of the Rules and Regulations on October [28], 2004, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission.

10.           The Registration Statement as of its effective date and the Prospectus as of its date (in each case other than financial statements, the notes thereto and the related schedules and other financial data included in such Registration Statement or Prospectus, as to which such counsel need not express any view), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

A–2

EXHIBIT B

Opinion of John H. McGuckin, Jr.

Subject to customary assumptions, exceptions and qualifications, the opinions of John H. McGuckin, Jr., General Counsel to the Company, to be delivered pursuant to Section 9(e) of the Underwriting Agreement, shall be to the following effect (capitalized terms used herein and not defined herein shall have the meanings set forth in the Underwriting Agreement):

1.             The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

2.             All of the issued shares of capital stock of UBOC have been duly and validly authorized and issued, are fully paid, non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, to the best of his knowledge, free and clear of all liens, encumbrances, equities or claims.

3.             To the best of his knowledge, the Company and its subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation the failure to comply with which would have a Material Adverse Effect.

4.             The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, in each case, that is material to the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, in each case, except for violations that individually or in the aggregate would not result in a Material Adverse Effect.

5.             The statements (a) in “Item 3 - Legal Proceedings” of the Company’s most recent annual report on Form 10-K incorporated by reference in the Prospectus and (b) in “Item 1 - Legal Proceedings” of Part II of the Company’s quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal proceedings referred to therein, constitute accurate summaries in all material respects.

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6.             To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

7.             The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

I have acted as counsel to the Company in connection with the preparation of the Registration Statement, and based on the foregoing, no facts have come to my attention which lead me to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except to the limited extent referred to in paragraph 5. above.

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EXHIBIT C

Opinion of Counsel to Selling Stockholder

Subject to customary assumptions, exceptions and qualifications, the opinions of Cleary, Gottlieb, Steen & Hamilton, outside counsel to the Selling Stockholder, to be delivered pursuant to Section 9(f) of the Underwriting Agreement, shall be to the following effect (capitalized terms used herein and not defined herein shall have the meanings set forth in the Underwriting Agreement):

1.             The sale of the Stock to the Underwriter pursuant to this Agreement does not, and the execution and delivery of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such sale, execution, delivery or performance, except such as have been obtained or effected under the Securities Act and the Securities Exchange Act of 1934, as amended (but such counsel need not express any opinion relating to any state securities or Blue Sky laws).

2.             This Agreement has been duly executed and delivered by the Selling Stockholder under the law of the State of New York.

3.             Assuming that (a) The Depository Trust Company (“DTC”) is a “clearing corporation” as defined in Section 8-102(a)(5) of the New York Uniform Commercial Code (the “UCC”), and (b) the Underwriter acquires its interest in the Stock without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), made payment therefor pursuant to this Agreement and has had the Stock credited to a securities account of the Underwriter maintained with DTC, the Underwriter will have acquired a securities entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Stock, and no action based on an adverse claim may be asserted against the Underwriter with respect to such security entitlement.

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EXHIBIT D

Opinion of Thomas J. Meyer

Subject to customary assumptions, exceptions and qualifications, the opinions of Thomas J. Meyer, General Counsel to the Selling Stockholder, to be delivered pursuant to Section 9(g) of the Underwriting Agreement, shall be to the following effect (capitalized terms used herein and not defined herein shall have the meanings set forth in the Underwriting Agreement):

1.             The execution and delivery of this Agreement by the Selling Stockholder and the performance by the Selling Stockholder of its obligations under this Agreement will not result in any violation of the provisions of the charter or by-laws of the Selling Stockholder.

2.             The execution and delivery of this Agreement by the Selling Stockholder and the consummation of the transactions contemplated hereby will not, (a) result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, in each case, that is material to the Selling Stockholder, or (b) result in any violation of any law or published rule or regulation of the State of Michigan that in his experience normally would be applicable to Michigan insurance companies with respect to such execution, delivery or performance (but such counsel need not express any opinion relating to the United States federal securities laws or any state securities or Blue Sky laws), in each case, except for violations that individually or in the aggregate would not result in a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Selling Stockholder.

3.             The Selling Stockholder has corporate power to enter into this Agreement.

4.             The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Selling Stockholder.

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